UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 21, 2008 (October 15, 2008)

COLUMBIA BANCORP (Exact name of registrant as specified in its charter)

Oregon (State or other jurisdiction of incorporation)	0-27938 (Commission File Number)	93-1193156 (IRS Employer Identification No.)

401 East Third Street, Suite 200, The Dalles, Oregon 97058 (Address of principal executive offices)

(541) 298-6649 (Registrant's telephone number, including area code)

Not Applicable (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

This Current Report on Form 8-K/A amends the Current Report on Form 8-K filed on October 8, 2008 to report information regarding the Severance and Release Agreement (the “Agreement”) entered into between Columbia Bancorp, an Oregon corporation (“Columbia”) and its wholly-owned subsidiary Columbia River Bank, an Oregon banking corporation (“CRB,” and together with Columbia, the “Company”) and Roger L. Christensen, its Chief Executive Officer, on October 8, 2008, as required by Item 1.01 and Item 5.02.

On October 8, 2008, the Company filed a Current Report on Form 8-K in connection with a report that Roger L. Christensen resigned effective immediately as the President, Chief Executive Officer and a director of Columbia, and as Chief Executive Officer and director of CRB.

On October 8, 2008, the Company and Mr. Christensen entered into the Agreement which provides, among other things, that the Company will pay Mr. Christensen his base salary through December 11, 2008. This amount will be paid ratably on Mr. Christensen’s regular pay dates. Subject to certain approvals, on or about January 2, 2009, the Company will pay Mr. Christensen the balance outstanding under Mr. Christensen’s Executive Bonus Deferral Agreement effective January 1, 2005, less all lawful or required deductions. In addition, Mr. Christensen will receive whatever accrued and vested benefits he is entitled to receive under the terms of Employer’s Retirement /401(k) Plan and the Company’s ESOP Plan. The Company will also pay Mr. Christensen’s insurance premiums for COBRA benefits through December 11, 2008. In exchange for the severance and other benefits pursuant to the terms of the Agreement, Mr. Christensen agreed to waive, release and discharge the Company and its affiliated companies, employees and agents from all claims and damages related to his employment by the Company and his separation. The Agreement provided a 7 day revocation period. Mr. Christensen did not exercise his right to revoke the Agreement and it became effective on October 15, 2008.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

The information regarding the resignation of Roger L. Christensen and the Severance and Release Agreement by and between the Company and Mr. Christensen, dated October 8, 2008, described in Item 1.01 above is integrated herein by reference.

This Current Report on Form 8-K/A further amends the Current Report on Form 8-K filed on October 8, 2008 to report information regarding the appointment by the Board of Directors of Terry L. Cochran as interim Chief Executive Officer. Due to a clerical error, it was reported that Mr. Cochran would serve as interim Chief Executive Officer (emphasis added) with a salary of $195,000 per year. The correct title for Mr. Cochran is President and Chief Executive Officer, and the correct salary for Mr. Cochran is $120,000 per year.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

COLUMBIA BANCORP

Date: October 21, 2008	By:	/s/ Terry L. Cochran
Terry L. Cochran President and Chief Executive Officer